UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 9, 2018
Xplore Technologies Corp.
 (Exact name of registrant as specified in its charter)
Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8601 RR 2222, Building II
Austin, Texas  78730
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(512) 336-7797
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1— Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report is incorporated herein by reference.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on February 9, 2018, Xplore Technologies Corp. (the “Company”) entered into the Xplore Technologies Corp. Amended and Restated Transaction Bonus Plan (the “Transaction Bonus Plan”). The Transaction Bonus Plan amends and restates in its entirety the Company’s prior transaction bonus plan adopted in 2013.
The Transaction Bonus Plan provides for certain bonus payments to be made upon the consummation of a qualifying change in ownership transaction (a “Transaction”) to certain senior management employees and directors of the Company. The aggregate value of the bonuses payable under the Transaction Bonus Plan will vary based on the net proceeds received by the Company in a Transaction (the “Net Proceeds”), but in no instance shall the aggregate value of the bonuses payable exceed sixteen percent (16%) of the Net Proceeds.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

By:  /s/Tom Wilkinson
Name:  Tom Wilkinson
Title:   Chief Executive Officer

Dated: February 13, 2018